EIGHTH AMENDMENT TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS EIGHTH AMENDMENT effective as of November 30, 2015, to the Fund Administration Servicing Agreement, dated as of August 15, 2005, as amended August 12, 2008,  August 31, 2010, March 1, 2012, July 1, 2012, December 31, 2013, October 21, 2014 and July 1, 2015 (the "Agreement"), is entered into by and among Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Advisor"), Baird Funds, Inc., a Wisconsin corporation (the “Company”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").
RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the Company intends to create an additional fund and amend the fees; and

WHEREAS, the parties desire to extend said Agreement to apply to the Baird Small/Mid Cap Value Fund and to amend the fees of said Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Amended Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BAIRD FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Mary Ellen Stanek____________	By: /s/ Michael R. McVoy_____________
Name: Mary Ellen Stanek	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

ROBERT W. BAIRD & CO. INCORPORATED

By: /s/ Charles M. Weber_____________
Name: Charles M. Weber Title: Managing Director

Amended Exhibit A
to the
Fund Administration Servicing Agreement

Separate Series of Funds

Fund Names

Advisor

Name of Series	Date Added
Baird Intermediate Bond Fund	September 29, 2000
Baird Core Plus Bond Fund	September 29, 2000
Baird Aggregate Bond Fund	September 29, 2000
Baird Quality Intermediate Municipal Bond Fund	March 30, 2001
Baird Short-Term Bond Fund	August 31, 2004
Baird Ultra Short Bond Fund	December 31, 2013
Baird Long-Term Credit Bond Fund	TBD
Baird Short-Term Municipal Bond Fund	August 31, 2015
Baird Core Intermediate Muni Bond Fund	August 31, 2015

Company

Name of Series	Date Added
Baird LargeCap Fund	September 29, 2000
Baird MidCap Fund	December 29, 2000
Baird SmallCap Value Fund	May 1, 2012
Baird Small/Mid Cap Value Fund	November 30, 2015

Amended Exhibit B to the Fund Administration Servicing Agreement – Baird Funds

FUND ADMINISTRATION & PORTFOLIO COMPLIANCE SERVICES FEE SCHEDULE Effective July 1, 2015
Domestic Funds

Annual Fee Based Upon Average Net Assets in the Fund Complex*:
____ basis points on the first $____ plus
____ basis points on the next $____ plus
____ basis points on the balance

 *Minimum annual complex fee of $____/fund
       -  Subject to change with changes in the total number of funds and/or classes, as mutually agreed upon in writing by the Advisor and USBFS
       -  Minimum fee discounted 50% in year 1, 25% in year 2 of fund’s operation

Services Included in Annual Fee Per Fund
▪  Advisor Information Source Web portal
▪  USBFS Legal Administration Services (waived)*
▪  Daily Compliance Testing -Charles River (waived)*

Priced Separately
▪  Master/Feeder Funds
▪  International Funds
▪  Additional Fund Classes (more than 2)
▪  Multiple Managers/Subadvisors per Fund
▪  New fund/Share Class Launch (after 12 funds)

Out-Of-Pocket Expenses
Including but not limited to postage, stationery, programming, special reports, third-party data provider costs, proxies, insurance, EDGAR filing, GICS Code usage for SOIs, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), and conversion expenses (if necessary).

Additional Services
Available but not included above are the following services – USBFS legal administration* (e.g., registration statement update), daily performance reporting, daily compliance testing (Charles River)*, Section 15(c) reporting, electronic Board materials, and additional services mutually agreed upon.

*Fees associated with these additional services are irrevocably waived for the Term of this Eighth  Amendment. Fees for new funds/cusips (other than 4 additional funds) or the addition of services not currently being provided under the current fund structure are negotiable.

Fees are billed monthly.